T. Rowe Price
Immediate Variable Annuity Application

Application  to  Security  Benefit  Life  Insurance  Company  for an  Individual
Single Premium Immediate Variable Annuity

Complete this application and mail to:
T. Rowe Price Variable Annuity Service Center
P.O. Box 750440, 700 SW Harrison Street
Topeka, KS 66675-0440

For  help  with  this  application,   or  for  more  information,   call  us  at
1-800-469-5304.

1  OWNER/ANNUITANT INFORMATION
                                             [ ] Male
___________________________________________  [ ] Female
Name

_________________________________________________________
Street Address or P.O. Box

_________________________________________________________
City, State, Zip Code

_________________________________________________________
Daytime Phone

_________________________________________________________
Evening Phone

_________________________________________________________
Date of Birth (Mo/Day/Yr)

_________________________________________________________
Social Security Number/Tax ID Number

2  JOINT OWNER/JOINT ANNUITANT INFORMATION
[ ] Joint Annuitant is also a Joint Owner
                                             [ ] Male
___________________________________________  [ ] Female
Name

_________________________________________________________
Street Address or P.O. Box

_________________________________________________________
City, State, Zip Code

_________________________________________________________
Daytime Phone

_________________________________________________________
Evening Phone

_________________________________________________________
Date of Birth (Mo/Day/Yr)

_________________________________________________________
Social Security Number/Tax ID Number

3  BENEFICIARY

PRIMARY BENEFICIARIES

_________________________________________________________
Name

_________________________________________________________
Relationship to Owner

_________________________________________________________
Name

_________________________________________________________
Relationship to Owner

SECONDARY BENEFICIARIES

_________________________________________________________
Name

_________________________________________________________
Relationship to Owner

_________________________________________________________
Name

_________________________________________________________
Relationship to Owner

V7588 (8-98)

4  ALLOCATION OF PURCHASE PAYMENT

Allocation  of  purchase  payment  - USE  WHOLE  PERCENTAGES  NO LESS  THAN  5%.
ALLOCATIONS MUST TOTAL 100%.

[ ] [ ] [ ]%  BLUE CHIP GROWTH PORTFOLIO
[ ] [ ] [ ]%  EQUITY INCOME PORTFOLIO
[ ] [ ] [ ]%  EQUITY INDEX 500 PORTFOLIO
[ ] [ ] [ ]%  FIXED INTEREST ACCOUNT*
[ ] [ ] [ ]%  HEALTH SCIENCES PORTFOLIO
[ ] [ ] [ ]%  INTERNATIONAL STOCK PORTFOLIO
[ ] [ ] [ ]%  LIMITED-TERM BOND PORTFOLIO
[ ] [ ] [ ]%  MID-CAP GROWTH PORTFOLIO
[ ] [ ] [ ]%  NEW AMERICA GROWTH PORTFOLIO
[ ] [ ] [ ]%  PERSONAL STRATEGY BALANCED PORTFOLIO
[ ] [ ] [ ]%  PRIME RESERVE PORTFOLIO*
------------
[1] [0] [0]%  TOTAL

*NOT AVAILABLE FOR OPTION 9.

5  METHOD OF PURCHASE

A.  [ ] BY CHECK
    Made payable to Security Benefit Life Insurance Company.

    Amount
    $[ ],[ ][ ][ ],[ ][ ][ ].[ ][ ]

B.  [ ] BY EXCHANGE
    From T. Rowe Price mutual fund account.

    Amount
    $[ ],[ ][ ][ ],[ ][ ][ ].[ ][ ]

Name of Fund
[                                                            ]

Account Number
[ ][ ][ ][ ][ ][ ][ ][ ][ ]-[ ]

If you are establishing  your account by exchange and your mutual fund ownership registration  is not exactly  the same as in  Sections 1 and 2, please  obtain a signature guarantee so that we may complete the transaction for you (see Section
12).

C.  [ ] BY REPLACEMENT

    Will the annuity  applied for here  replace or change any life  insurance or annuity?

    [ ] Yes     [ ] No

    If yes, please provide the information below and complete the 1035 Exchange Form:

____________________________________________________________
Company Name

____________________________________________________________
Policy Number

6  INDIVIDUAL RETIREMENT ANNUITIES

A. REGULAR IRA

   Check the appropriate box below
   [ ] Rollover IRA  [ ] Transfer IRA

B. ROTH IRA

   Check the appropriate box below.
   [ ] Rollover from Regular IRA  [ ] Transfer from Roth IRA

7  TELEPHONE EXCHANGE

Use this service to call and request an exchange among portfolio subaccounts and the Fixed Interest  Account.  Exchanges are subject to the rules detailed in the current T. Rowe Price Immediate Variable Annuity prospectus.

[ ] I elect telephone exchange privileges.

8  ANNUITY OPTIONS

Indicate the option you prefer by checking the  appropriate  box and  completing any additional information required.

Select one option:

[ ]  1.  Life Income

[ ]  2.  Life Income,  Period Certain (please circle one) Guaranteed payments of
         5, 10, 15, or 20 years

[ ]  3.  Life Income with Installment or Unit Refund

[ ]  4.  Joint  and Last  Survivor  (elect  Joint and Last  Survivor  percentage below)

[ ]  5.  Fixed Period of ______ years (between 5 and 20 years)
                         number

[ ]  6.  Fixed Payment of $__________ per payment

[ ]  7.  Age Recalculation

         Use:  [ ] Annuitant's Life Expectancy
               [ ] Joint Life (Annuitant and Beneficiary)

[ ]  8.  Period Certain (plese circle one)
         Guaranteed payments of 5, 10, 15, or 20 years

[ ]  9.  Life  Income  with  Liquidity  (if  applicable,  elect  Joint  and Last
         Survivor percentage below)

Before annuity payments can commence,  proof of the age of the annuitant and any joint annuitant must be provided.

JOINT AND LAST SURVIVOR PERCENTAGE

After the death of one annuitant, the percentage of the original annuity payment should be:

[ ] 100%   [ ] 75%   [ ] 66 2/3%   [ ] 50%

Minimum payment is $100. Indicate  frequency (payments are  available only  on a monthly basis under Life Income with Liquidity. Option 9) (check one)

[ ] Monthly   [ ] Quarterly   [ ] Semiannually   [ ] Annually

ANNUITY PAYOUT DATE

Select the date of the month on which you want your  annuity  payments to start.
The first check will be mailed  within five (5) business  days after  processing this application.

Payment date:  ___________________________
               (Name any day of the month)

9  PAYMENT OPTIONS

Select one of the following:

[ ] Please mail a check, payable to the annuitant, to the address listed on this application.

[ ] Please  mail a check  payable  as  follows  below  and  mail to the  address indicated. The signature of the contract owner(s) listed in Sections 1 and 2 must be guaranteed (see Section 12).

____________________________________________________________
Name of Payee

____________________________________________________________
Street Address or P.O. Box

____________________________________________________________
City, State, ZIP

[ ] Please send proceeds to the following T. Rowe Price mutual fund account.  If the  mutual  fund owner  name(s) is(are) not  identical to  the annuitant(s)
    listed  in  Sections  1 and  2,  the  signature  of  the  contract  owner(s)
    must be guaranteed (see section 12).

____________________________________________________________
Mutual Fund

____________________________________________________________
Account Number

____________________________________________________________
Fund Account Owner(s)

[ ] Please  automatically  transfer  proceeds to the  annuitant's  bank account.
    Enter bank account  information  here and attach a VOIDED CHECK. If the bank account owner name(s)  is(are) not identical to the  annuitant(s)  listed in
    Sections 1 and 2, the signature of the contract owner(s) must be  guaranteed
    (see Section 12).

____________________________________________________________
Bank Name and Address

____________________________________________________________
Bank Account Number

____________________________________________________________
Bank Account Owner(s)

10 NOTICE OF WITHHOLDING ON PERIODIC PAYMENTS

The annuity  payments you receive are subject to federal income tax withholding.
We are required to withhold unless you decide not to withhold.

Your  election  will  remain in effect  until you revoke it. You may revoke your election at any time by sending a completed,  signed, and dated revocation to us at our address on the front of this form.  Election and revocation  forms may be obtained by calling  1-800-469-5304 or by writing to the address on the front of the form.

[ ] I DO NOT want to have federal income tax withheld from my annuity payments.

Even if you elect not to have federal  income tax  withheld,  you are liable for payment of federal income tax on the taxable  portion of your annuity  payments.
You also may be subject to tax  penalties  under the estimated tax payment rules if your payments of estimated tax and withholding, if any, are not adequate.

                                                                  (over, please)

[ ] I DO want federal income tax to be withheld from my annuity payments.

_____% (State an even percentage.) Please withhold the amount indicated.  (If no election is made,  withholding  will be at 10% of the taxable portion of annuity payments.)

11  SIGNATURES

Statements made in this  application  are true to the best of my  knowledge  and belief.  I agree  that  this  application  shall  be part of the T.  Rowe  Price
Immediate  Variable  Annuity  Contract issued by Security Benefit Life Insurance
Company.  I UNDERSTAND THAT ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT MAY
VARY AS TO  DOLLAR  AMOUNT  TO THE  EXTENT  THEY  ARE  BASED  ON THE  INVESTMENT
EXPERIENCE  OF THE  SELECTED  PORTFOLIOS.  I  have  received  and  reviewed  the prospectuses  that  describe the contract and the  underlying  mutual  funds.  I believe that this contract will meet my financial objectives.

--------------------------------------------------------------------------------
TAX IDENTIFICATION NUMBER CERTIFICATION*

UNDER PENALTIES OF PERJURY I CERTIFY THAT:

a) the number shown on this form is my correct taxpayer  identification  number;
   and

b) I am not subject to backup withholding because:

   1) I am exempt from backup withholding; or

   2) I have not been notified by the Internal  Revenue  Service (IRS) that I am subject  to backup  withholding  as a result of a  failure  to report  all interest or dividends; or

   3) the IRS has notified me that I am no longer subject to backup withholding.

THE INTERNAL  REVENUE  SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF
THIS  DOCUMENT   OTHER  THAN  THE   CERTIFICATIONS   REQUIRED  TO  AVOID  BACKUP
WITHHOLDING.
--------------------------------------------------------------------------------

____________________________________________________________
Signature (Owner)                                     Date

____________________________________________________________
Signature (Joint Owner)                               Date

--------------------------------------------------------------------------------
*CERTIFICATION INSTRUCTIONS

You must strike out the language in Clause (b) above if the IRS has notified you that you ARE  subject  to backup  withholding  and you have not  since  received notice from the IRS that backup withholding has terminated.
--------------------------------------------------------------------------------

12  SIGNATURE GUARANTEE

You  need  a  signature  guarantee  if (under Section 5, Method  of Purchase, or
Section 9, Payment Options):

   You requested an exchange from a T. Rowe Price mutual fund account registered in a name which is not identical to the annuitant(s) listed in Sections 1 and
   2.

   You  requested  payment to a bank account  registered  in a name which is not identical to the annuitant(s) listed in Sections 1 and 2.

   You requested payment to a T. Rowe Price mutual fund account  registered in a name which is not identical to the annuitant(s) listed in Sections 1 and 2.

Sign this form in the presence of an officer of a commercial bank (FDIC member), trust  company,  a member  firm of the  domestic  stock  exchange,  or any other eligible  guarantor  institution  as defined by the  Securities  Exchange Act of
1934. We cannot accept  guarantees  from notaries or others who will not provide reimbursement in case of fraud.

____________________________________________________________
Name of Bank or Broker

____________________________________________________________
Authorized Signature                               Stamp

TRP700 (8/98)